Exhibit 99.1

NeuroRx Responds to Issues Raised by Relief Therapeutics Regarding ZYESAMI Development

RADNOR, Pa. April 19, 2021 – / PRNewswire/ -- The issues raised by Relief Therapeutics in its release dated April 19, 2021 have no bearing on NeuroRx’s ability or commitment to deliver a safe, effective, and stable lifesaving drug on a worldwide basis. However, NeuroRx was obligated to disclose Relief’s nonpayment of development costs required under the signed collaboration agreement.

NeuroRx reaffirms its commitment to honoring its collaboration agreement with Relief Therapeutics. NeuroRx has repeatedly advised Relief that it will share all clinical trial data with European and other international regulators  as soon as those data are released to the US FDA.  However, NeuroRx has declined to provide unreleased clinical trial data to Relief in a manner that could compromise study integrity.  Relief’s nonpayment of costs for the recently completed 60 day phase 2b/3 trial has not impeded NeuroRx’s path to seeking Emergency Use Authorization or progressing towards New Drug Approval.  The first scientific report of 60 day data from the phase 2b/3 trial is expected to be released imminently.  Similarly, Relief’s failure to approve or fund the inhaled use trial has not impeded the start of that trial.

Relief noted in today’s press release that it was well aware of the stability issues related to aviptadil when the collaboration agreement was signed and committed to paying the costs of remediating those issues. When the merger agreement was signed with BRPA and the S-4 was filed, NeuroRx noted that the stability data provided by Relief had not yet been validated or replicated and identified this as a potential risk factor for investors.  Solving stability challenges is a common feature of late stage drug development programs, particularly with peptides such as aviptadil.  NeuroRx’s formulation, manufacturing, and GMP quality team is led by veteran executives who have piloted similar projects at leading pharmaceutical companies. Relief’s nonpayment of those remedial formulation and manufacturing costs has not impeded NeuroRx’s progress to delivering a lifesaving drug to patients in any way.  Indeed, NeuroRx is actively collaborating with NIH to provide remediated formulation and stability data to European and South American Regulatory Authorities so that NIH can extend its recently-announced TESICO trial to Europe.

NeuroRx is committed resolving these issues with Relief in an amicable manner.

About NeuroRx, Inc.
NeuroRx draws upon more than 100 years of collective drug development experience from senior executives of AstraZeneca, Eli Lilly, Novartis, Pfizer, and PPD. In addition to its work on Aviptadil, NeuroRx has been awarded Breakthrough Therapy Designation and a Special Protocol Agreement to develop NRX-101 in suicidal bipolar depression and is currently in Phase 3 trials. Its executive team is led by Prof. Jonathan C. Javitt, MD, MPH, who has served as a health advisor to four Presidential administrations and worked on paradigm-changing drug development projects for Merck, Allergan, Pharmacia, Pfizer, Novartis, and Mannkind, together with Robert Besthof, MIM, who served as the Global Vice President (Commercial) for Pfizer’s Neuroscience and Pain Division.  NeuroRx recently announced a plan to complete a business combination with Big Rock Partners Acquisition Corp (NASDAQ:BRPA) (“BRPA”), and intends to apply for listing on the NASDAQ under the proposed symbol “NRXP”.

Cautionary Note Regarding Forward Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or NeuroRx’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern NeuroRx’s expectations, strategy, plans or intentions. Such forward-looking statements may relate to, among other things, the outcome of any discussions or applications for the future use of ZYESAMI, the approvals, timing, and ability to complete the proposed business combination with BRPA, and the combined company’s ability to continue listing on Nasdaq after closing the proposed business combination. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties. NeuroRx does not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise.

Additional Information and Where to Find It
This press release relates to a proposed business combination and related transactions (the “Transactions”) between NeuroRx and BRPA. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. BRPA has filed a registration statement on Form S-4 (“Registration Statement”), which includes a preliminary proxy statement for the solicitation of the approval of BRPA’s stockholders, a preliminary prospectus for the offer and sale of BRPA’s securities in the Transactions and a preliminary consent solicitation statement of NeuroRx, and other relevant documents with the SEC. The proxy statement/prospectus/consent solicitation statement will be mailed to stockholders of NeuroRx and BRPA as of a record date to be established for voting on the proposed business combination. INVESTORS AND SECURITY HOLDERS OF NEURORX AND BRPA ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain free copies of the registration statement, proxy statement, prospectus and other documents containing important information about NeuroRx and BRPA once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. In addition, copies of the documents filed with the SEC by BRPA can be obtained free of charge on BRPA’s website at www.bigrockpartners.com or by directing a written request to BRPA at 2645 N. Federal Highway, Suite 230 Delray Beach, FL 33483.

Participants in the Solicitation
NeuroRx, BRPA and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of BRPA’s stockholders in connection with the proposed Transactions. Investors and securityholders may obtain more detailed information regarding the names and interests in the proposed Transactions of NeuroRx’s and BRPA’s respective directors and officers in BRPA’s filings with the SEC, including the proxy statement/consent solicitation statement/prospectus statement. You may obtain a free copy of these documents as described in the preceding paragraph.

CORPORATE CONTACT Jonathan C. Javitt, M.D., MPH Chairman & Chief Executive Officer ceo@nrxpharma.com INVESTOR RELATIONS Ryan Sheffield rsheffield@nrxpharma.com (484) 254-6134, ext. 723	MEDIA RELATIONS Greg Parasmo gparasmo@nrxpharma.com (484) 254-6134, ext. 724